Exhibit 5.16

CONSENT OF SNC-LAVALIN INC.

In connection with (1) the annual information form of Avalon Rare Metals Inc. (the “company”) dated November 28, 2013 (the “AIF”) which included references to our name and to the use of the technical information attributed to us in connection with a pre-feasibility study (the “Pre-feasibility Study”) and (2) the Company’s management discussion and analysis of financial statements for the period ended May 31, 2013 (the “May MD&A”) and the Company’s material change report dated April 29, 2013 (the “MCR”) in connection with the feasibility study for the Nechalacho property (the “Feasibility Study”), the undersigned hereby consents to the reference to the undersigned’s name, the Pre-Feasibility Study and the Feasibility Study in the AIF, the May MD&A, the MCR and the prospectus included in the Registration Statement on Form F-10 originally filed with the United States Securities and Exchange Commission on August 21, 2013 and the incorporation by reference of the AIF, the May MD&A, and the MCR into said prospectus and Registration Statement.

SNC-Lavalin Inc.
/s/ Dale Clarke
Name: Dale Clarke
Title: Executive Vice President

Date: September 10, 2013